Exhibit 99.1
OpenText Reports First Quarter Fiscal Year 2019 Financial Results

Total Revenue of $667 million, up 4% Y/Y
Annual Recurring Revenue of $520 million, up 6% Y/Y
Operating Cash Flows of $171 million, up 155% Y/Y

Waterloo, ON, October 31, 2018 - Open Text Corporation (NASDAQ/TSX: OTEX), “The Information Company,” today announced its financial results for the first quarter ended September 30, 2018.
“OpenText delivered a strong Q1 and we are tracking to our Fiscal 2019 target model. Our Q1 results included solid year-over-year growth: Annual Recurring Revenue (ARR) of $520 million, up 6%, Adjusted EBITDA of $246 million or 37% of revenues (up 250 bps), and Operating Cash Flows of $171 million, up 155%,” said Mark J. Barrenechea, OpenText Vice Chair, CEO & CTO. “OpenText Cloud revenues grew 7% to $208 million and delivered 58% margin while Customer Support grew 6% to $312 million and delivered 90% margin. I am proud of the team and pleased with our start to the new fiscal year.”
Mr. Barrenechea added, “These results show the deep value and superior experience our customers receive. OpenText’s vision and position as market leader in Content Services, B2B Network Services, and Cloud Services allows our customers to differentiate from their competition and win in the Digital Age.”
"I am pleased with our Q1 Fiscal 2019 results, as OpenText expanded margins and strengthened its balance sheet,” said OpenText EVP, CFO, Madhu Ranganathan. “We remain focused in our approach to scaling productivity and continuous improvement. We are successfully executing towards our recently announced restructuring plan. Our balance sheet and liquidity position remain very strong with approximately $788 million of cash at the end of the quarter, a 1.7x consolidated net leverage ratio, giving us the flexibility to further support our Total Growth strategy."
OpenText to Acquire Liaison Technologies
Barrenechea further added, “Today we also announced signing a definitive agreement to acquire Liaison Technologies, for approximately $310 million in cash, subject to customary closing conditions over the next 90 days. Liaison is a leading provider of cloud-based business to business integration, and I look forward to welcoming their customers, partners and employees to OpenText. It is an exciting addition to the OpenText Cloud.” The financial details will be disclosed following closing and for further information please visit the OpenText investor website.

Financial Highlights for Q1 2019 with Year Over Year Comparisons

Summary of Quarterly Results
(in millions except per share data)	Q1 FY19	Q1 FY18	$ Change	% Change (Y/Y)	Q1 FY19 in CC*	% Change in CC*
Revenues:
Cloud services and subscriptions	$208.1	$193.9	$14.2	7.3%	$208.2	7.4%
Customer support	311.6	295.4	16.1	5.5%	311.4	5.4%
Total annual recurring revenues**	$519.6	$489.3	$30.4	6.2%	$519.6	6.2%
License	76.9	78.2	(1.3)	(1.7)%	77.6	(0.8)%
Professional service and other	70.6	73.2	(2.6)	(3.5)%	71.6	(2.2)%
Total revenues	$667.2	$640.7	$26.5	4.1%	$668.8	4.4%
GAAP-based operating income	$99.2	$87.6	$11.6	13.2%
Non-GAAP-based operating income (1)	$222.4	$201.7	$20.8	10.3%	$220.6	9.4%
GAAP-based EPS, diluted	$0.13	$0.14	($0.01)	(7.1)%
Non-GAAP-based EPS, diluted (1)(2)	$0.60	$0.54	$0.06	11.1%	$0.59	9.3%
GAAP-based net income attributable to OpenText	$36.3	$36.6	($0.3)	(0.7)%
Adjusted EBITDA (1)	$246.3	$220.4	$25.8	11.7%
Operating cash flows	$171.4	$67.2	$104.2	154.9%
(1) Please see note 2 "Use of Non-GAAP Financial Measures" below
(2) Please also see note 14 to the Company's Fiscal 2018 Consolidated Financial Statements on Form 10-K. Reflective of the amount of net tax benefit arising from the internal reorganization assumed to be allocable to the current period based on the forecasted utilization period.
Note: Individual line items in tables may be adjusted by non-material amounts to enable totals to align to published financial statements.

*CC: Constant currency for this purpose is defined as the current period reported revenues/expenses/earnings represented at the prior comparative period's foreign exchange rate.
**Annual recurring revenue is defined as the sum of Cloud services and subscriptions revenue and Customer support revenue.

OpenText Quarterly Business Highlights

•	14 customer transactions over $1 million, 9 in the OpenText Cloud and 5 on-premise

•	Financial, Services, Consumer Goods, Technology and Healthcare industries saw the most demand in cloud and license

•
Key customer wins in the quarter included City of Austin, Coop Danmark, Equiniti, Feilo Sylvania, Kemet Electronics, Oki Data, TDC Group, Evertec Inc., Municipal Institute of Information Technology in Barcelona, Snohomish County PUD, CODELCO, Gauteng Province, Goldcorp, Government of Valle del Cauca and the Skipton Building Society

•	OpenText Named as a Leader in Gartner Magic Quadrant for Content Services Platforms

•	OpenText Announces Extended ECM for Microsoft Dynamics 365

•	OpenText enables intelligent and connected customer service in the Cloud; availability of OpenText Qfiniti for Amazon Connect

•	OpenText announces new cloud application for Legal and a growing suite of offerings for Legal customers

•	OpenText elects directors at its Annual General Meeting of Shareholders

Dividend Program Highlights
As part of our quarterly, non-cumulative cash dividend program, the Board declared on October 30, 2018 a cash dividend of $0.1518 per common share. The record date for this dividend is November 30, 2018 and the payment date is December 20, 2018. Future declarations of dividends and the establishment of future record and payment dates are subject to the final determination and discretion of the Board of Directors.

Summary of Quarterly Results
	Q1 FY19	Q4 FY18	Q1 FY18	% Change (Q1 FY19 vs Q4 FY18)		% Change (Q1 FY19 vs Q1 FY18)
Revenue (million)	$667.2	$754.3	$640.7	(11.5)%		4.1%
GAAP-based gross margin	66.1%	67.5%	65.2%	(140)	bps	90	bps
GAAP-based EPS, diluted	$0.13	$0.23	$0.14	(43.5)%		(7.1)%
Non-GAAP-based gross margin (1)	73.4%	74.0%	72.2%	(60)	bps	120	bps
Non-GAAP-based EPS, diluted (1)(2)	$0.60	$0.72	$0.54	(16.7)%		11.1%
(1) Please see note 2 "Use of Non-GAAP Financial Measures" below
(2) Please also see note 14 to the Company's Fiscal 2018 Consolidated Financial Statements on Form 10-K. Reflective of the amount of net tax benefit arising from the internal reorganization assumed to be allocable to the current period based on the forecasted utilization period.
Conference Call Information

The public is invited to listen to the earnings conference call today at 5:00 p.m. ET (2:00 p.m. PT) by dialing 1-800-319-4610 (toll-free) or +1-604-638-5340 (international). Please dial-in 10 minutes ahead of time to ensure proper connection. Alternatively, a live webcast of the earnings conference call will be available on the Investor Relations section of the Company's website at http://investors.opentext.com/investor-events-and-presentations.

A replay of the call will be available beginning October 31, 2018 at 7:00 p.m. ET through 11:59 p.m. on November 14, 2018 and can be accessed by dialing 1-855-669-9658 (toll-free) or +1-604-674-8052 (international) and using passcode 2623 followed by the number sign.

Please see below note (2) for a reconciliation of U.S. GAAP-based financial measures used in this press release, to non-U.S. GAAP-based financial measures.

About OpenText
OpenText, The Information Company™, a market leader in Enterprise Information Management software and solutions, enabling companies to manage, leverage, secure and gain insight into their enterprise information, on premises or in the cloud. For more information about OpenText (NASDAQ/TSX: OTEX) visit www.opentext.com.

Cautionary Statement Regarding Forward-Looking Statements
Certain statements in this press release, including statements about the focus of Open Text Corporation (“OpenText” or “the Company”) in our fiscal year ending June 30, 2019 (Fiscal 2019) on growth in earnings and cash flows, creating value through investments in broader Enterprise Information Management (EIM) capabilities, distribution, the Company's presence in the cloud and in growth markets, expected growth in our revenue lines, total growth from acquisitions, innovation and organic initiatives, and distribution expansion, the focus on recurring revenues, improving efficiency, expanding cash flow and strengthening the business, adjusted operating income and cash flow, its financial condition, the adjusted operating margin target range, results of operations and earnings, announced acquisitions, ongoing tax matters, the integration of the acquired businesses, expected timing, charges and savings related to restructuring activities, declaration of quarterly dividends, future tax rates, new platform and product offerings, scaling OpenText to new levels in Fiscal 2019 and beyond, the anticipated size, benefits and timing related to our restructuring plan, and other matters, may contain words such as "anticipates", "expects", "intends", "plans", "believes", "seeks", "estimates", "may", "could", "would", "might", "will" and variations of these words or similar expressions are considered forward-looking statements or information under applicable securities laws. In addition, any information or statements that refer to expectations, beliefs, plans, projections, objectives, performance or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking, and based on our current expectations, forecasts and projections about the operating environment, economies and markets in which we operate. Forward-looking statements reflect our current estimates, beliefs and assumptions, which are based on management's perception of historic trends, current conditions and expected future developments, as well as other factors it believes are appropriate in the circumstances, such as certain assumptions about the economy, as well as market, financial and operational assumptions. Management's estimates, beliefs and assumptions are inherently subject to significant business, economic, competitive and other uncertainties and contingencies regarding future events and, as such, are subject to change. We can give no assurance that such estimates, beliefs and assumptions will prove to be correct. Such forward-looking statements involve known and unknown risks, uncertainties and other factors and assumptions that may cause the actual results, performance or achievements to differ materially. Such factors include, but are not limited to: (i) the future performance, financial and otherwise, of OpenText; (ii) the ability of OpenText to bring new products and services to market and to increase sales; (iii) the strength of the Company's product development pipeline; (iv) the Company's growth and profitability prospects; (v) the estimated size and growth prospects of the EIM market including expected growth in the Artificial Intelligence market; (vi) the Company's competitive position in the EIM market and its ability to take advantage of future opportunities in this market; (vii) the benefits of the Company's products and services to be realized by customers; (viii) the demand for the Company's products and services and the extent of deployment of the Company's products and services in the EIM marketplace; (ix) downward pressure on our share price and dilutive effect of future sales or issuances of equity securities (including in connection with future acquisitions); (x) the Company's financial condition and capital requirements; and (xi) statements about the impact of product releases. The risks and uncertainties that may affect forward-looking statements include, but are not limited to: (i) integration of acquisitions and related restructuring efforts, including the quantum of restructuring charges and the timing thereof; (ii) the potential for the incurrence of or assumption of debt in connection with acquisitions and the impact on the ratings or outlooks of rating agencies on the Company's outstanding debt securities; (iii) the possibility that the Company may be unable to meet its future reporting requirements under the U.S. Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder, or applicable Canadian securities regulation; (iv) the risks associated with bringing new products and services to market; (v) failure to comply with privacy laws and regulations that are extensive, open to various interpretations and complex to implement including General Data Protection Regulation (GDPR) and Country by Country Reporting (CBCR); (vi) fluctuations in currency exchange rates; (vii) delays in the purchasing decisions of the Company's customers; (viii) the competition the Company faces in its industry and/or marketplace; (ix) the final determination of litigation, tax audits (including tax examinations in the United States and elsewhere) and other legal proceedings; (x) potential exposure to greater than anticipated tax liabilities or expenses, including with respect to changes in Canadian, U.S. or international tax regimes including the new tax reform legislation enacted through the Tax Cuts and Jobs Act in the United States; (xi) the possibility of technical, logistical or planning issues in connection with the deployment of the Company's products or services; (xii) the continuous commitment of the Company's customers; and (xiii) demand for the Company's products and services. For additional information with respect to risks and other factors which could occur, see the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other securities filings with the Securities and Exchange Commission (SEC) and other securities regulators. Readers are cautioned not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. Unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

For more information, please contact:

Greg Secord
Vice President, Investor Relations
Open Text Corporation
415-963-0825
investors@opentext.com

Copyright ©2018 Open Text. OpenText is a trademark or registered trademark of Open Text. The list of trademarks is not exhaustive of other trademarks. Registered trademarks, product names, company names, brands and service names mentioned herein are property of Open Text. All rights reserved. For more information, visit: http://www.opentext.com/who-we-are/copyright-information.

OPEN TEXT CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands of U.S. dollars, except share data)

	September 30, 2018	June 30, 2018
ASSETS	(unaudited)
Cash and cash equivalents	$787,919	$682,942
Accounts receivable trade, net of allowance for doubtful accounts of $12,970 as of September 30, 2018 and $9,741 as of June 30, 2018	416,346	487,956
Contract assets	8,767	—
Income taxes recoverable	31,450	55,623
Prepaid expenses and other current assets	80,624	101,059
Total current assets	1,325,106	1,327,580
Property and equipment	246,500	264,205
Long-term contract assets	12,041	—
Goodwill	3,578,641	3,580,129
Acquired intangible assets	1,203,284	1,296,637
Deferred tax assets	1,106,377	1,122,729
Other assets	116,536	111,267
Deferred charges	—	38,000
Long-term income taxes recoverable	30,563	24,482
Total assets	$7,619,048	$7,765,029
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$252,079	$302,154
Current portion of long-term debt	10,000	10,000
Deferred revenues	582,139	644,211
Income taxes payable	31,055	38,234
Total current liabilities	875,273	994,599
Long-term liabilities:
Accrued liabilities	51,168	52,827
Deferred credits	—	2,727
Pension liability	64,730	65,719
Long-term debt	2,609,127	2,610,523
Deferred revenues	43,585	69,197
Long-term income taxes payable	173,807	172,241
Deferred tax liabilities	74,328	79,938
Total long-term liabilities	3,016,745	3,053,172
Shareholders' equity:
Share capital and additional paid-in capital
268,331,579 and 267,651,084 Common Shares issued and outstanding at September 30, 2018 and June 30, 2018, respectively; authorized Common Shares: unlimited	1,730,933	1,707,073
Accumulated other comprehensive income	32,256	33,645
Retained earnings	1,993,099	1,994,235
Treasury stock, at cost (991,368 shares at September 30, 2018 and 690,336 shares at June 30, 2018, respectively)	(30,381)	(18,732)
Total OpenText shareholders' equity	3,725,907	3,716,221
Non-controlling interests	1,123	1,037
Total shareholders' equity	3,727,030	3,717,258
Total liabilities and shareholders' equity	$7,619,048	$7,765,029

OPEN TEXT CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands of U.S. dollars, except share and per share data)
(unaudited)

	Three Months Ended September 30,
	2018	2017
Revenues:
License	$76,887	$78,231
Cloud services and subscriptions	208,083	193,853
Customer support	311,551	295,404
Professional service and other	70,636	73,199
Total revenues	667,157	640,687
Cost of revenues:
License	3,872	2,960
Cloud services and subscriptions	87,703	84,134
Customer support	30,465	32,770
Professional service and other	56,796	59,428
Amortization of acquired technology-based intangible assets	47,477	43,960
Total cost of revenues	226,313	223,252
Gross profit	440,844	417,435
Operating expenses:
Research and development	77,470	77,574
Sales and marketing	120,182	122,615
General and administrative	50,924	48,902
Depreciation	23,854	18,878
Amortization of acquired customer-based intangible assets	45,876	43,789
Special charges	23,311	18,031
Total operating expenses	341,617	329,789
Income from operations	99,227	87,646
Other income (expense), net	1,522	10,224
Interest and other related expense, net	(34,531)	(33,811)
Income before income taxes	66,218	64,059
Provision for (recovery of) income taxes	29,850	27,369
Net income for the period	$36,368	$36,690
Net (income) loss attributable to non-controlling interests	(44)	(94)
Net income attributable to OpenText	$36,324	$36,596
Earnings per share—basic attributable to OpenText	$0.14	$0.14
Earnings per share—diluted attributable to OpenText	$0.13	$0.14
Weighted average number of Common Shares outstanding—basic	268,028	264,802
Weighted average number of Common Shares outstanding—diluted	269,387	266,235
Dividends declared per Common Share	$0.1518	$0.1320

OPEN TEXT CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(In thousands of U.S. dollars)
(unaudited)

	Three Months Ended September 30,
	2018	2017
Net income for the period	$36,368	$36,690
Other comprehensive income (loss) —net of tax:
Net foreign currency translation adjustments	(3,520)	906
Unrealized gain (loss) on cash flow hedges:
Unrealized gain (loss) - net of tax expense (recovery) effect of $181 and $463 for the three months ended September 30, 2018 and 2017, respectively	502	1,285
(Gain) loss reclassified into net income - net of tax (expense) recovery effect of $132 and ($287) for the three months ended September 30, 2018 and 2017, respectively	366	(797)
Actuarial gain (loss) relating to defined benefit pension plans:
Actuarial gain (loss) - net of tax expense (recovery) effect of $306 and ($83) for the three months ended September 30, 2018 and 2017, respectively	1,197	(115)
Amortization of actuarial (gain) loss into net income - net of tax (expense) recovery effect of $73 and $42 for the three months ended September 30, 2018 and 2017, respectively	66	56
Release of unrealized gain on marketable securities - net of tax effect of nil	—	(617)
Total other comprehensive income (loss) net, for the period	(1,389)	718
Total comprehensive income	34,979	37,408
Comprehensive (income) loss attributable to non-controlling interests	(44)	(94)
Total comprehensive income attributable to OpenText	$34,935	$37,314

OPEN TEXT CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands of U.S. dollars)
(unaudited)

	Three Months Ended September 30,
	2018	2017
Cash flows from operating activities:
Net income for the period	$36,368	$36,690
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of intangible assets	117,207	106,627
Share-based compensation expense	6,555	8,235
Pension expense	1,145	1,035
Amortization of debt issuance costs	1,078	1,298
Amortization of deferred charges and credits	—	1,117
Loss on sale and write down of property and equipment	7,789	163
Release of unrealized gain on marketable securities to income	—	(841)
Deferred taxes	7,769	5,947
Share in net (income) loss of equity investees	(2,372)	512
Changes in operating assets and liabilities:
Accounts receivable	73,875	5,162
Contract assets	(5,346)	—
Prepaid expenses and other current assets	9,732	(2,808)
Income taxes and deferred charges and credits	12,561	9,148
Accounts payable and accrued liabilities	(40,001)	(64,476)
Deferred revenue	(57,403)	(38,480)
Other assets	2,444	(2,083)
Net cash provided by operating activities	171,401	67,246
Cash flows from investing activities:
Additions of property and equipment	(24,495)	(30,449)
Purchase of Guidance Software, net of cash acquired	(2,279)	(220,765)
Purchase of Covisint Corporation, net of cash acquired	—	(71,279)
Other investing activities	(1,004)	(4,206)
Net cash used in investing activities	(27,778)	(326,699)
Cash flows from financing activities:
Proceeds from Revolver	—	200,000
Proceeds from issuance of Common Shares from exercise of stock options and ESPP	18,127	21,825
Repayment of long-term debt and revolver	(2,500)	(1,940)
Debt issuance costs	(322)	—
Purchase of treasury stock	(11,719)	—
Repurchase of non-controlling interest	(583)	—
Payments of dividends to shareholders	(40,466)	(35,017)
Net cash provided by (used in) financing activities	(37,463)	184,868
Foreign exchange gain (loss) on cash held in foreign currencies	428	7,762
Increase (decrease) in cash, cash equivalents and restricted cash during the period	106,588	(66,823)
Cash, cash equivalents and restricted cash at beginning of the period	683,991	446,210
Cash, cash equivalents and restricted cash at end of the period	$790,579	$379,387

Reconciliation of cash, cash equivalents and restricted cash:	September 30, 2018	September 30, 2017
Cash and cash equivalents	787,919	376,390
Restricted cash included in Other assets	2,660	2,997
Total Cash, cash equivalents and restricted cash	$790,579	$379,387

Notes

(1)	All dollar amounts in this press release are in U.S. Dollars unless otherwise indicated.

(2)
Use of Non-GAAP Financial Measures: In addition to reporting financial results in accordance with U.S. GAAP, the Company provides certain financial measures that are not in accordance with U.S. GAAP (Non-GAAP). These Non-GAAP financial measures have certain limitations in that they do not have a standardized meaning and thus the Company's definition may be different from similar Non-GAAP financial measures used by other companies and/or analysts and may differ from period to period. Thus it may be more difficult to compare the Company's financial performance to that of other companies. However, the Company's management compensates for these limitations by providing the relevant disclosure of the items excluded in the calculation of these Non-GAAP financial measures both in its reconciliation to the U.S. GAAP financial measures and its consolidated financial statements, all of which should be considered when evaluating the Company's results.

The Company uses these Non-GAAP financial measures to supplement the information provided in its consolidated financial statements, which are presented in accordance with U.S. GAAP. The presentation of Non-GAAP financial measures are not meant to be a substitute for financial measures presented in accordance with U.S. GAAP, but rather should be evaluated in conjunction with and as a supplement to such U.S. GAAP measures. OpenText strongly encourages investors to review its financial information in its entirety and not to rely on a single financial measure. The Company therefore believes that despite these limitations, it is appropriate to supplement the disclosure of the U.S. GAAP measures with certain Non-GAAP measures defined below.
Non-GAAP-based net income and Non-GAAP-based EPS, attributable to OpenText, are calculated as GAAP-based net income or earnings per share, attributable to OpenText, on a diluted basis, after giving effect to the amortization of acquired intangible assets, other income (expense), share-based compensation, and Special charges (recoveries), all net of tax and any tax benefits/expense items unrelated to current period income, as further described in the tables below. Non-GAAP-based gross profit is the arithmetical sum of GAAP-based gross profit and the amortization of acquired technology-based intangible assets and share-based compensation within cost of sales. Non-GAAP-based gross margin is calculated as Non-GAAP-based gross profit expressed as a percentage of total revenue. Non-GAAP-based income from operations is calculated as income from operations, excluding the amortization of acquired intangible assets, Special charges (recoveries), and share-based compensation expense.
Adjusted earnings (loss) before interest, taxes, depreciation and amortization (Adjusted EBITDA) is calculated as GAAP-based net income, attributable to OpenText, excluding interest income (expense), provision for income taxes, depreciation and amortization of acquired intangible assets, other income (expense), share-based compensation and Special charges (recoveries).
The Company's management believes that the presentation of the above defined Non-GAAP financial measures provides useful information to investors because they portray the financial results of the Company before the impact of certain non-operational charges. The use of the term “non-operational charge” is defined for this purpose as an expense that does not impact the ongoing operating decisions taken by the Company's management. These items are excluded based upon the way the Company's management evaluates the performance of the Company's business for use in the Company's internal reports and are not excluded in the sense that they may be used under U.S. GAAP.
The Company does not acquire businesses on a predictable cycle, and therefore believes that the presentation of non-GAAP measures, which in certain cases adjust for the impact of amortization of intangible assets and the related tax effects that are primarily related to acquisitions, will provide readers of financial statements with a more consistent basis for comparison across accounting periods and be more useful in helping readers understand the Company’s operating results and underlying operational trends. Additionally, the Company has engaged in various restructuring activities over the past several years that have resulted in costs associated with reductions in headcount, consolidation of leased facilities and related costs, all which are recorded under the Company’s “Special Charges (recoveries)” caption on the Consolidated Statements of Income. Each restructuring activity is a discrete event based on a unique set of business objectives or circumstances, and each differs in terms of its operational implementation, business impact and scope, and the size of each restructuring plan can vary significantly from period to period. Therefore, the Company believes that the exclusion of these special charges (recoveries) will also better aid readers of financial statements in the understanding and comparability of the Company's operating results and underlying operational trends.
In summary the Company believes the provision of supplemental Non-GAAP measures allow investors to evaluate the operational and financial performance of the Company's core business using the same evaluation measures that management uses, and is therefore a useful indication of OpenText's performance or expected performance of future operations and facilitates period-to-period comparison of operating performance (although prior performance is not necessarily indicative of future performance). As a result, the Company considers it appropriate and reasonable to provide, in addition to U.S. GAAP measures, supplementary Non-GAAP financial measures that exclude certain items from the presentation of its financial results.
The following charts provide (unaudited) reconciliations of U.S. GAAP-based financial measures to Non-U.S. GAAP-based financial measures for the following periods presented:

Reconciliation of selected GAAP-based measures to Non-GAAP-based measures for the three months ended September 30, 2018. (In thousands except for per share amounts)
	Three Months Ended September 30, 2018
	GAAP-based Measures	GAAP-based Measures % of Total Revenue	Adjustments	Note	Non-GAAP-based Measures	Non-GAAP-based Measures % of Total Revenue
Cost of revenues
Cloud services and subscriptions	$87,703		$(317)	(1)	$87,386
Customer support	30,465		(300)	(1)	30,165
Professional service and other	56,796		(524)	(1)	56,272
Amortization of acquired technology-based intangible assets	47,477		(47,477)	(2)	—
GAAP-based gross profit and gross margin (%) / Non-GAAP-based gross profit and gross margin (%)	440,844	66.1%	48,618	(3)	489,462	73.4%
Operating expenses
Research and development	77,470		(1,359)	(1)	76,111
Sales and marketing	120,182		(1,801)	(1)	118,381
General and administrative	50,924		(2,254)	(1)	48,670
Amortization of acquired customer-based intangible assets	45,876		(45,876)	(2)	—
Special charges (recoveries)	23,311		(23,311)	(4)	—
GAAP-based income from operations / Non-GAAP-based income from operations	99,227		123,219	(5)	222,446
Other income (expense), net	1,522		(1,522)	(6)	—
Provision for (recovery of) income taxes	29,850		(3,542)	(7)	26,308
GAAP-based net income / Non-GAAP-based net income, attributable to OpenText	36,324		125,239	(8)	161,563
GAAP-based earnings per share / Non-GAAP-based earnings per share-diluted, attributable to OpenText	$0.13		$0.47	(8)	$0.60

(1)	Adjustment relates to the exclusion of share-based compensation expense from our Non-GAAP-based operating expenses as this expense is excluded from our internal analysis of operating results.

(2)
Adjustment relates to the exclusion of amortization expense from our Non-GAAP-based operating expenses as the timing and frequency of amortization expense is dependent on our acquisitions and is hence excluded from our internal analysis of operating results.

(3)	GAAP-based and Non-GAAP-based gross profit stated in dollars, and gross margin stated as a percentage of total revenue.

(4)
Adjustment relates to the exclusion of Special charges (recoveries) from our Non-GAAP-based operating expenses as Special charges (recoveries) are generally incurred in the periods relevant to an acquisition and include certain charges or recoveries that are not indicative or related to continuing operations, and are therefore excluded from our internal analysis of operating results.

(5)	GAAP-based and Non-GAAP-based income from operations stated in dollars.

(6)
Adjustment relates to the exclusion of Other income (expense) from our Non-GAAP-based operating expenses as Other income (expense) generally relates to the transactional impact of foreign exchange and is generally not indicative or related to continuing operations and is therefore excluded from our internal analysis of operating results. Other income (expense) also includes our share of income (losses) from our holdings in non-marketable securities investments as a limited partner. We do not actively trade equity securities in these privately held companies nor do we plan our ongoing operations based around any anticipated fundings or distributions from these investments. We exclude gains and losses on these investments as we do not believe they are reflective of our ongoing business and operating results.

(7)
Adjustment relates to differences between the GAAP-based tax provision rate of approximately 45% and a Non-GAAP-based tax rate of approximately 14%; these rate differences are due to the income tax effects of items that are excluded for the purpose of calculating Non-GAAP-based adjusted net income. Such excluded items include amortization, share-based compensation, Special charges (recoveries) and other income (expense), net. Also excluded are tax benefits/expense items unrelated to current period income such as changes in reserves for tax uncertainties and valuation allowance reserves, and “book to return” adjustments for tax return filings and tax assessments. Included is the amount of net tax benefits arising from the internal reorganization that occurred in Fiscal 2017 assumed to be allocable to the current period based on the forecasted utilization period. In arriving at our Non-GAAP-based tax rate of approximately 14%, we analyzed the individual adjusted expenses and took into consideration the impact of statutory tax rates from local jurisdictions incurring the expense.

(8)	Reconciliation of GAAP-based net income to Non-GAAP-based net income:

	Three Months Ended September 30, 2018
		Per share diluted
GAAP-based net income, attributable to OpenText	$36,324	$0.13
Add:
Amortization	93,353	0.35
Share-based compensation	6,555	0.02
Special charges (recoveries)	23,311	0.09
Other (income) expense, net	(1,522)	(0.01)
GAAP-based provision for (recovery of) income taxes	29,850	0.11
Non-GAAP-based provision for income taxes	(26,308)	(0.09)
Non-GAAP-based net income, attributable to OpenText	$161,563	$0.60

Reconciliation of Adjusted EBITDA

Three Months Ended September 30, 2018
GAAP-based net income, attributable to OpenText	$36,324
Add:
Provision for (recovery of) income taxes	29,850
Interest and other related expense, net	34,531
Amortization of acquired technology-based intangible assets	47,477
Amortization of acquired customer-based intangible assets	45,876
Depreciation	23,854
Share-based compensation	6,555
Special charges (recoveries)	23,311
Other (income) expense, net	(1,522)
Adjusted EBITDA	$246,256

Reconciliation of selected GAAP-based measures to Non-GAAP-based measures for the three months ended June 30, 2018. (In thousands except for per share amounts)
	Three Months Ended June 30, 2018
	GAAP-based Measures	GAAP-based Measures % of Total Revenue	Adjustments	Note	Non-GAAP-based Measures	Non-GAAP-based Measures % of Total Revenue
Cost of revenues
Cloud services and subscriptions	$95,346		$(310)	(1)	$95,036
Customer support	34,232		(300)	(1)	33,932
Professional service and other	64,896		(516)	(1)	64,380
Amortization of acquired technology-based intangible assets	47,477		(47,477)	(2)	—
GAAP-based gross profit and gross margin (%) / Non-GAAP-based gross profit and gross margin (%)	509,271	67.5%	48,603	(3)	557,874	74.0%
Operating expenses
Research and development	81,816		(1,453)	(1)	80,363
Sales and marketing	147,499		(2,552)	(1)	144,947
General and administrative	52,577		(1,990)	(1)	50,587
Amortization of acquired customer-based intangible assets	47,299		(47,299)	(2)	—
Special charges (recoveries)	7,821		(7,821)	(4)	—
GAAP-based income from operations / Non-GAAP-based income from operations	149,358		109,718	(5)	259,076
Other income (expense), net	(8,938)		8,938	(6)	—
Provision for (recovery of) income taxes	43,182		(11,860)	(7)	31,322
GAAP-based net income / Non-GAAP-based net income, attributable to OpenText	61,723		130,516	(8)	192,239
GAAP-based earnings per share / Non-GAAP-based earnings per share-diluted, attributable to OpenText	$0.23		$0.49	(8)	$0.72

(1)	Adjustment relates to the exclusion of share-based compensation expense from our Non-GAAP-based operating expenses as this expense is excluded from our internal analysis of operating results.

(2)
Adjustment relates to the exclusion of amortization expense from our Non-GAAP-based operating expenses as the timing and frequency of amortization expense is dependent on our acquisitions and is hence excluded from our internal analysis of operating results.

(3)	GAAP-based and Non-GAAP-based gross profit stated in dollars, and gross margin stated as a percentage of total revenue.

(4)
Adjustment relates to the exclusion of Special charges (recoveries) from our Non-GAAP-based operating expenses as Special charges (recoveries) are generally incurred in the periods relevant to an acquisition and include certain charges or recoveries that are not indicative or related to continuing operations, and are therefore excluded from our internal analysis of operating results.

(5)	GAAP-based and Non-GAAP-based income from operations stated in dollars.

(6)
Adjustment relates to the exclusion of Other income (expense) from our Non-GAAP-based operating expenses as Other income (expense) generally relates to the transactional impact of foreign exchange and is generally not indicative or related to continuing operations and is therefore excluded from our internal analysis of operating results. Other income (expense) also includes our share of income (losses) from our holdings in non-marketable securities investments as a limited partner. We do not actively trade equity securities in these privately held companies nor do we plan our ongoing operations based around any anticipated fundings or distributions from these investments. We exclude gains and losses on these investments as we do not believe they are reflective of our ongoing business and operating results.

(7)
Adjustment relates to differences between the GAAP-based tax provision rate of approximately 41% and a Non-GAAP-based tax rate of approximately 14%; these rate differences are due to the income tax effects of items that are excluded for the purpose of calculating Non-GAAP-based adjusted net income. Such excluded items include amortization, share-based compensation, Special charges (recoveries) and other income (expense), net. Also excluded are tax benefits/expense items unrelated to current period income such as changes in reserves for tax uncertainties and valuation allowance reserves, and “book to return” adjustments for tax return filings and tax assessments. Included is the amount of net tax benefits arising from the internal reorganization that occurred in Fiscal 2017 assumed to be allocable to the current period based on the forecasted utilization period. In arriving at our Non-GAAP-based tax rate of approximately 14%, we analyzed the individual adjusted expenses and took into consideration the impact of statutory tax rates from local jurisdictions incurring the expense. We also took into consideration changes in US tax reform legislation that was enacted on December 22, 2017 through the Tax Cuts and Jobs Act.

(8)	Reconciliation of GAAP-based net income to Non-GAAP-based net income:

	Three Months Ended June 30, 2018
		Per share diluted
GAAP-based net income, attributable to OpenText	$61,723	$0.23
Add:
Amortization	94,776	0.35
Share-based compensation	7,121	0.03
Special charges (recoveries)	7,821	0.03
Other (income) expense, net	8,938	0.03
GAAP-based provision for (recovery of) income taxes	43,182	0.16
Non-GAAP-based provision for income taxes	(31,322)	(0.11)
Non-GAAP-based net income, attributable to OpenText	$192,239	$0.72

Reconciliation of Adjusted EBITDA

Three Months Ended June 30, 2018
GAAP-based net income, attributable to OpenText	$61,723
Add:
Provision for (recovery of) income taxes	43,182
Interest and other related expense, net	35,345
Amortization of acquired technology-based intangible assets	47,477
Amortization of acquired customer-based intangible assets	47,299
Depreciation	22,901
Share-based compensation	7,121
Special charges (recoveries)	7,821
Other (income) expense, net	8,938
Adjusted EBITDA	$281,807

Reconciliation of selected GAAP-based measures to Non-GAAP-based measures for the three months ended September 30, 2017. (In thousands except for per share amounts)
	Three Months Ended September 30, 2017
	GAAP-based Measures	GAAP-based Measures % of Total Revenue	Adjustments	Note	Non-GAAP-based Measures	Non-GAAP-based Measures % of Total Revenue
Cost of revenues
Cloud services and subscriptions	$84,134		$(522)	(1)	$83,612
Customer support	32,770		(329)	(1)	32,441
Professional service and other	59,428		(597)	(1)	58,831
Amortization of acquired technology-based intangible assets	43,960		(43,960)	(2)	—
GAAP-based gross profit and gross margin (%) / Non-GAAP-based gross profit and gross margin (%)	417,435	65.2%	45,408	(3)	462,843	72.2%
Operating expenses
Research and development	77,574		(1,626)	(1)	75,948
Sales and marketing	122,615		(3,088)	(1)	119,527
General and administrative	48,902		(2,073)	(1)	46,829
Amortization of acquired customer-based intangible assets	43,789		(43,789)	(2)	—
Special charges (recoveries)	18,031		(18,031)	(4)	—
GAAP-based income from operations / Non-GAAP-based income from operations	87,646		114,015	(5)	201,661
Other income (expense), net	10,224		(10,224)	(6)	—
Provision for (recovery of) income taxes	27,369		(2,191)	(7)	25,178
GAAP-based net income / Non-GAAP-based net income, attributable to OpenText	36,596		105,982	(8)	142,578
GAAP-based earnings per share / Non-GAAP-based earnings per share-diluted, attributable to OpenText	$0.14		$0.40	(8)	$0.54

(1)	Adjustment relates to the exclusion of share-based compensation expense from our Non-GAAP-based operating expenses as this expense is excluded from our internal analysis of operating results.

(2)
Adjustment relates to the exclusion of amortization expense from our Non-GAAP-based operating expenses as the timing and frequency of amortization expense is dependent on our acquisitions and is hence excluded from our internal analysis of operating results.

(3)	GAAP-based and Non-GAAP-based gross profit stated in dollars, and gross margin stated as a percentage of total revenue.

(4)
Adjustment relates to the exclusion of Special charges (recoveries) from our Non-GAAP-based operating expenses as Special charges (recoveries) are generally incurred in the periods relevant to an acquisition and include certain charges or recoveries that are not indicative or related to continuing operations, and are therefore excluded from our internal analysis of operating results.

(5)	GAAP-based and Non-GAAP-based income from operations stated in dollars.

(6)
Adjustment relates to the exclusion of Other income (expense) from our Non-GAAP-based operating expenses as Other income (expense) generally relates to the transactional impact of foreign exchange and is generally not indicative or related to continuing operations and is therefore excluded from our internal analysis of operating results. Other income (expense) also includes our share of income (losses) from our holdings in non-marketable securities investments as a limited partner. We do not actively trade equity securities in these privately held companies nor do we plan our ongoing operations based around any anticipated fundings or distributions from these investments. We exclude gains and losses on these investments as we do not believe they are reflective of our ongoing business and operating results.

(7)
Adjustment relates to differences between the GAAP-based tax provision rate of approximately 43% and a Non-GAAP-based tax rate of approximately 15%; these rate differences are due to the income tax effects of items that are excluded for the purpose of calculating Non-GAAP-based adjusted net income. Such excluded items include amortization, share-based compensation, Special charges (recoveries) and other income (expense), net. Also excluded are tax benefits/expense items unrelated to current period income such as changes in reserves for tax uncertainties and valuation allowance reserves, and “book to return” adjustments for tax return filings and tax assessments. Included is the amount of net tax benefits arising from the internal reorganization that occurred in Fiscal 2017 assumed to be allocable to the current period based on the forecasted utilization period. In arriving at our Non-GAAP-based tax rate of approximately 15%, we analyzed the individual adjusted expenses and took into consideration the impact of statutory tax rates from local jurisdictions incurring the expense.

(8)	Reconciliation of GAAP-based net income to Non-GAAP-based net income:

	Three Months Ended September 30, 2017
		Per share diluted
GAAP-based net income, attributable to OpenText	$36,596	$0.14
Add:
Amortization	87,749	0.33
Share-based compensation	8,235	0.03
Special charges (recoveries)	18,031	0.07
Other (income) expense, net	(10,224)	(0.04)
GAAP-based provision for (recovery of) income taxes	27,369	0.10
Non-GAAP-based provision for income taxes	(25,178)	(0.09)
Non-GAAP-based net income, attributable to OpenText	$142,578	$0.54

Reconciliation of Adjusted EBITDA

Three months ended September 30, 2017
GAAP-based net income, attributable to OpenText	$36,596
Add:
Provision for (recovery of) income taxes	27,369
Interest and other related expense, net	33,811
Amortization of acquired technology-based intangible assets	43,960
Amortization of acquired customer-based intangible assets	43,789
Depreciation	18,878
Share-based compensation	8,235
Special charges (recoveries)	18,031
Other (income) expense, net	(10,224)
Adjusted EBITDA	$220,445

(3)	The following tables provide a composition of our major currencies for revenue and expenses, expressed as a percentage, for the three months ended September 30, 2018 and 2017:

	Three Months Ended September 30, 2018		Three Months Ended September 30, 2017
Currencies	% of Revenue	% of Expenses*	% of Revenue	% of Expenses*
EURO	23%	14%	21%	14%
GBP	6%	6%	6%	6%
CAD	4%	11%	4%	11%
USD	58%	50%	60%	52%
Other	9%	19%	9%	17%
Total	100%	100%	100%	100%
*Expenses include all cost of revenues and operating expenses included within the Condensed Consolidated Statements of Income, except for amortization of intangible assets, share-based compensation and Special charges (recoveries).